UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

 Date of Report (Date of earliest event reported): August 22, 2011

Commission File Number: 000-030813

AlphaRx, Inc.
(Exact name of registrant as specified in its charter)

Delaware	98-0177440
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

19/F, Two International Finance Centre
8 Finance Street, Central
Hong Kong, China
 (Address of principal executive offices)

Registrant's telephone number, including area code:  (852) 2251-1927

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2).

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) .

[   ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a -12(b)).

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b)).

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c)).

Item 1.01 Entry into a Material Definitive Agreement

On August 22, 2011, AlphaRx Inc. (the “Company”) entered into a Security Agreement (the “Agreement”) with certain investors (“Secured Parties”) whereby the Secured Parties have purchased and AlphaRx Inc. and AlphaRx Canada Limited, a wholly owned subsidiary of the Company, have issued secured promissory notes in the initial aggregate principal amount of C$1,320,082.99 Canadian Dollars and US$62,594.02 United States Dollars (the “Notes”) which supersede and replace a series of unsecured promissory notes owed by the Company to the Secured Parties. Each Note provides that it is secured by a general security interest over all of the assets of the Company, as provided in this Agreement.

The foregoing is only a summary of the material terms of the Agreement. The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The foregoing description of the Notes is qualified in its entirety by reference to the Notes, which is filed as Exhibit 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9 and 10.10 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Description

10.1	Security Agreement dated August 22, 2011.

10.2	Promissory Note entered into by AlphaRx Canada Limited and AlphaRx International Holdings on August 22, 2011

10.3	Promissory Note entered into by AlphaRx Canada Limited and First Scion Investments Limited on August 22, 2011

10.4	Promissory Note entered into by AlphaRx Canada Limited and Michael Lee on August 22, 2011

10.5	Promissory Note entered into by the Company and AlphaRx International Holdings on August 22, 2011

10.6	Promissory Note entered into by the Company and AlphaRx International Holdings on August 22, 2011

10.7	Promissory Note entered into by the Company and First Scion Investments Limited on August 22, 2011

10.8	Promissory Note entered into by the Company and First Scion Investments Limited on August 22, 2011

10.9	Promissory Note entered into by the Company and Rita Sung on August 22, 2011

10.10	Promissory Note entered into by the Company and Michael Lee on August 22, 2011

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: August 22, 2011

/S/ Michael Lee
Michael M. Lee,
President & CEO